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EXHIBIT 21.1

                    CORAM HEALTHCARE CORPORATION SUBSIDIARIES

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           Entity Name                                                       Jurisdiction
           -----------                                                       ------------
           Coram Alternate Site Services, Inc.                               Delaware
           Coram Healthcare Corporation of Alabama                           Delaware
           Coram Healthcare Corporation of Florida                           Delaware
           Coram Healthcare Corporation of Greater D.C.                      Delaware
           Coram Healthcare Corporation of Greater New York                  New York
           Coram Healthcare Corporation of Indiana                           Delaware
           Coram Healthcare Corporation of Kentucky                          Kentucky
           Coram Healthcare Corporation of Massachusetts                     Delaware
           Coram Healthcare Corporation of Michigan                          Delaware
           Coram Healthcare Corporation of Mississippi                       Delaware
           Coram Healthcare Corporation of Nevada                            Delaware
           Coram Healthcare Corporation of New York                          New York
           Coram Healthcare Corporation of North Texas                       Delaware
           Coram Healthcare Corporation of Northern California               Delaware
           Coram Healthcare Corporation of Rhode Island                      Delaware
           Coram Healthcare Corporation of South Carolina                    Delaware
           Coram Healthcare Corporation of Southern California               Delaware
           Coram Healthcare Corporation of Southern Florida                  Delaware
           Coram Healthcare Corporation of Utah                              Delaware
           Coram Healthcare Limited                                          Canada
           Coram Healthcare of Wyoming, L.L.C.                               Delaware
           Coram Healthcare/Carolina Home Therapeutics                       South Carolina
           Coram Homecare of Illinois, Inc.                                  Minnesota
           Coram Homecare of Minnesota, Inc.                                 Delaware
           Coram Homecare of Northern California, Inc.                       California
           Coram Independent Practice Association, Inc.                      New York
           Coram International Holdings Limited                              Canada
           Coram Pharmacy Limited                                            Canada
           Coram Prescription Services, Inc.                                 Delaware
           Coram Resource Network, Inc.                                      Delaware
           Coram Service Corporation                                         Delaware
           Coram, Inc.                                                       Delaware
           CTI Network, Inc.                                                 Delaware
           Curaflex Health Services, Inc.                                    Delaware
           H.M.S.S., Inc.                                                    Delaware
           HealthInfusion, Inc.                                              Florida
           Home Care Hawaii, LLP                                             Hawaii
           SoluNet, LLC                                                      Delaware
           T2 Medical, Inc.                                                  Delaware
           Wilcor Health Services                                            Canada
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